Exhibit 10.1
FIRST AMENDMENT TO

SECURITIES PURCHASE AGREEMENT

This First Amendment to Securities Purchase Agreement (this “Amendment”) is dated as of January 9, 2013 by and between Titan Iron Ore Corp., a Nevada corporation (the “Company”) and Ascendiant Capital Partners, LLC, a Nevada limited liability company (the “Purchaser”). Capitalized terms used in this Amendment and not otherwise defined shall have the meanings ascribed to them in the Original Agreement (as defined below).

WHEREAS, the parties previously entered into a Securities Purchase Agreement dated October 18, 2012 (the “Original Agreement”);

WHEREAS, the parties desire to modify the terms of the Original Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises, and the promises and covenants herein contained, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties, intending to be legally bound, hereby agree as follows:

AGREEMENT

1.            Section 4.16 of the Original Agreement is hereby restated in its entirety as follows:

“4.16       Commitment Shares.  In consideration for agreeing to the terms of this Agreement and no additional consideration at the time(s) of issuance of the Shares, the Company shall deliver to the Purchaser, in addition to the shares of Common Stock issued pursuant to Section 2.2(a)(iii) (“Closing Issuance”), the following shares of Common Stock on the following dates:

(a)           on the Trading Day which is thirty calendar days following the Closing Date (the “Second Payment Date”), a number of shares of Common Stock equal to 0.5% (1/2 percent) of the Commitment Amount divided by 95% of the average VWAP during the ten trading days prior to the Second Payment Date (the “Second Issuance Price”).  The parties agree that the number of shares to be issued pursuant to this Section 4.16(a)  is One Hundred Seventy Three Thousand Nine Hundred Thirteen (173,913) shares;

(b)           on the Trading Day which is thirty calendar days following the Closing Date (the “Third Payment Date”), a number of shares of Common Stock equal to 1% (one percent) of the Commitment Amount divided by $0.175 (the “Third Issuance Price”), provided that, if the number of Commitment Shares to be delivered to Purchaser on the Third Payment Date shall cause the Purchaser to receive an aggregate number of Commitment Shares (as of the Third Payment Date) of less than 2% of the Commitment Amount (as valued based on the Third Issuance Price), then additional Commitment Shares shall be issued to the Purchaser on the Third Payment Date so that the Purchaser has received an aggregate  number of Commitment Shares (as of the Third Payment Date) of at least 2% of the Commitment Amount (as valued based on the Third Issuance Price).  The parties agree that the number of shares to be issued pursuant to this Section 4.16(b) is Eight Hundred Eighteen Thousand Nine Hundred Thirty (818,930) shares.

(c)           on the Trading Day in which the Company has received at least $1,000,000 in aggregate from Settlements (the “Fourth Payment Date”), a number of shares of Common Stock equal to 0.5% (1/2 percent) of the Commitment Amount divided by 95% of the average VWAP during the ten trading days prior to the Fourth Payment Date (the “Fourth Issuance Price”);

(d)           on the Trading Day in which the Company has received at least $2,000,000 in aggregate from Settlements (the “Fifth Payment Date”), a number of shares of Common Stock equal to 0.5% (1/2 percent) of the Commitment Amount divided by 95% of the average VWAP during the ten trading days prior to the Fifth Payment Date (the “Fifth Issuance Price”);

All such Commitment Shares issued after the Effective Date shall be delivered to the DTC account specified by the Purchaser in writing to the Company or, if cannot be done electronically, then delivered by physical certificate.  Any Commitment Shares issued prior to the Effective Date may delivered to the Company after the Effective Date and the Company shall promptly re-issue such shares to the DTC account specified by the Purchaser in writing to the Company.

The Company shall include the shares issued pursuant to Section 2.2(a)(iii) and 4.16 (a) and (b) in the first Registration Statement filed subsequent to the Closing Date, and the Company shall include the shares issued pursuant to Section 4.16(c) and (d) in the next subsequent Registration Statement filed thereafter.”

2.           Other than as set forth herein, the terms and obligations of the Original Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

	TITAN IRON ORE CORP.	ASCENDIANT CAPITAL PARTNERS, LLC
By:	/s/ Andrew Brodkey	By:	/s/ Bradley J. Wilhite
	Name: Andrew Brodkey Title: CEO		Name: Bradley J. Wilhite Title: Managing Partner